EXHIBIT 23.3

CONSENT OF CROWE CHIZEK AND COMPANY LLC

We consent to the use in this Annual Report on Form 10-K and to the incorporation by reference on Forms S-3 (Reg. No. 333-109363 and 333-130363) and Forms S-8 (Reg. No. 333-128814, 333-132897 and 333-140384) of Sun American Bancorp of our report dated March 26, 2007 with respect to the financial statements of Independent Community Bank as of December 31, 2006 and 2005, and the years then ended.

/s/ CROWE CHIZEK AND COMPANY LLC

CROWE CHIZEK AND COMPANY LLC

Fort Lauderdale, Florida

March 26, 2007